Q2 2026 Earnings Presentation August 5, 2026 Exhibit 99.2

2 Question & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO 01 02 03 04 05 Q2 2026 Earnings Call

3 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this presentation, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions, inflation and increased fuel prices and our ability or inability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing or other agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (“OPEC") and other producing countries, and geopolitical risks; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere, including the ongoing conflict in Iran, which could result in operational interruptions and supply impacts, including fuel shortages and price increases; the possibility that we may be unable to re- deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact the aviation industry, oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States (“U.S”) and other countries; the potential effects of any future U.S. government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect Government Services contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this presentation are qualified by these cautionary statements and are only made as of the date hereof. The forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Adjusted Operating Income, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for the outlook period included in this presentation to projected net income (GAAP) and Adjusted Operating Income (non-GAAP) to operating income (GAAP) for the same period because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA and projected Adjusted Operating Income due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted non-GAAP measures to GAAP measures for the outlook period presented. Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization) and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segments operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segments ability to ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs primarily related to strategic activities. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA Operating Income, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

is a leading global provider of mission-critical aviation services for government entities, offshore energy companies and other customers around the world. Bristow Group Inc. We currently have a presence on six continents across 20 countries • Australia • Benin • Brazil • Canada • Chile • Djibouti • The Dutch Caribbean • The Falkland Islands • Ireland • Kenya • The Marshall Islands • The Netherlands • Nigeria • Norway • The Philippines • Spain • Suriname • Trinidad • The United Kingdom • The United States Our diversified customer and revenue mix, coupled with our broad geographic footprint, supports a durable and balanced business profile. Through the use of helicopters, fixed-wing aircraft, unmanned aerial systems (UAS) and highly skilled personnel, we provide aviation services such as: Our business is comprised of three operating segments: Offshore Energy Services (OES) Government Services Other Services Intelligence, surveillance and reconnaissance (ISR) operations Personnel transportation Offshore energy logistics Search and rescue (SAR) Special missions We are also involved in various advanced air mobility (AAM) initiatives and emerging next-generation aviation technologies. Maintenance, repair and overhaul (MRO) services Medevac Unmanned systems On-demand cargo logistics (ODC) Other specialized aviation solutions

Recent Events



Affirmed 2026 Adjusted EBITDA Outlook and Updated 2026 Segment Guidance

- Affirmed 2026E Adjusted EBITDA outlook range of $295 million - $325 million.
- Updated 2026E revenues and Segment Adjusted Operating Income ranges.
- **See slide 12 for details.**



Completed Acquisition of Berry Aviation

- On July 13, 2026, Bristow completed its acquisition of Berry Aviation Inc. for $105.0 million, in an all-cash transaction, subject to customary purchase price adjustments.
- The acquisition is expected to add differentiated capabilities that further strengthen the Company's Government Services offering and support a more diversified and balanced business profile.
- **See slides 14-17 for details.**



Declared Quarterly Dividend

- Bristow declared a cash dividend of $0.125 per share of common stock, payable on August 28, 2026, to shareholders of record at the close of business on August 14, 2026.
- **See slides 8 and 18 for details.**


eBristow

Progresses Advanced Air Mobility (AAM) Program

- Bristow-led consortium launches The Scottish Electric Aviation Network ("Project SEAN") to advance electric aviation across Scotland's Highlands and Islands.
- The UK Department for Transport confirmed £1.5 million in funding for Project Sean, which will bring together aviation, infrastructure and regional transportation partners, will conduct electric aircraft demonstration flights across Scotland, and will utilize BETA Technologies' all-electric ALIA CTOL (CX300) aircraft, beginning in 2027.

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7 Presence on 6 Continents Publicly Traded on NYSE (VTOL) Global Employees 3,601 Total Customers in 20 Countries Revenues by Segment(2)Aircraft Fleet(1) Revenues by Region(3) 66% Offshore Energy Services (“OES”) 8% Other Services 26% Government Services $1.6 bn 28% Americas 52% Europe 7% Asia Pacific 13% Africa 7% Other Medium $1.6 bn 7% Light Twin 11% Single Engine 7% Fixed Wing/UAS 28% S92 14% AW189 26% AW139 931 Pilots 906 Engineers Note: Revenues, fleet and personnel amounts reflected on this slide are as of June 30, 2026 and do not reflect the impact of the Berry Aviation acquisition. (1) As of June 30, 2026; see slide 20 for further details. (2) Reflects revenues by segment LTM June 30, 2026; see slide 22 for additional details. (3) Reflects revenues by region LTM June 30, 2026. Leading Global Provider of Mission-Critical Aviation Services 218

8 Q2 2026 Financial Results & Highlights (1) See slide 21 for a reconciliation of Adjusted EBITDA to net income. (2) “Current Quarter” refers to the three months ended , and “Preceding Quarter” refers to the three months ended March 31, 2026. June 30, 2026 Total revenues were $23.1 million higher primarily due to higher utilization in Other Services and higher rates and fuel revenues in OES. Adjusted EBITDA was $20.5 million higher in the Current Quarter. Net cash provided by operating activities was $41.1 million in the Current Quarter compared to net cash used by operating activities of $8.3 million in the Preceding Quarter. Adjusted Free Cash Flows were $47.6 million higher in the Current Quarter. $389 $412 $0 $100 $200 $300 $400 Q1 2026 Q2 2026 $ in m ill io ns $59 $80 $0 $25 $50 $75 Q1 2026 Q2 2026 $ in m ill io ns Total Revenues Adjusted EBITDA(1) Current Quarter(2) Highlights Adjusted EBITDA margin of 19% in the Current Quarter compared to 15% in the Preceding Quarter. Paid $3.7 million in dividends during the Current Quarter.

9 Offshore Energy Services Total Revenues Adjusted Operating Income Revenues from Offshore Energy Services were $7.3 million higher in the Current Quarter. Revenues in Europe were $5.9 million higher primarily due to higher rates and higher fuel revenues, partially offset by lower utilization. Revenues in the Americas were $1.2 million higher primarily due to higher fuel revenues driven by higher fuel prices, partially offset by lower utilization. Revenues in Africa were consistent with the Preceding Quarter. Adjusted Operating Income was $16.4 million higher in the Current Quarter primarily due to the higher revenues, lower operating expenses of $4.3 million and higher earnings from consolidated affiliates of $2.2 million. $50 $67 $0 $20 $40 $60 Q1 2026 Q2 2026 $ in m ill io ns $254 $262 $100 $140 $180 $220 $260 Q1 2026 Q2 2026 $ in m ill io ns See slide 23 for a reconciliation of Adjusted Operating Income to Operating Income.

Government Services

- Revenues from Government Services were $4.4 million higher in the Current Quarter. UKSAR revenues were $1.6 million higher primarily due to the commencement of operations at two second-generation UK search and rescue (“UKSAR2G”) seasonal bases and increased rates from annual rate escalations. Irish Coast Guard ("IRCG") revenues were $1.5 million higher primarily due to the full-quarter impact of the Waterford base that commenced operations in the Preceding Quarter. Revenues in the U.S. were $1.0 million higher primarily due to higher utilization.

- Adjusted Operating Income was $2.3 million lower in the Current Quarter primarily due to higher operating expenses of $6.1 million, partially offset by the higher revenues of $4.4 million. The operating income margin in the Current Quarter was adversely impacted by total penalties related to aircraft availability of $3.6 million, fuel expenses in excess of fuel revenues of $1.5 million, and certain transition costs that have persisted beyond the commencement of operations at select bases.

See slide 23 for a reconciliation of Adjusted Operating Income to Operating Income.

Total Revenues


$ in millions
$100
$80
$60
$40
$20
$0
$108
$112
Q1 2026
Q2 2026

Adjusted Operating Income


$ in millions
$12
$8
$4
$0
$10
$7
Q1 2026
Q2 2026

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11 Other Services Total Revenues Adjusted Operating Income Adjusted Operating Income was $4.2 million higher in the Current Quarter primarily due to the higher seasonal revenues, partially offset by higher operating expenses of $7.7 million related to increased activity and higher fuel prices. $1 $5 $0 $2 $4 Q1 2026 Q2 2026 $ in m ill io ns $27 $38 $0 $10 $20 $30 $40 Q1 2026 Q2 2026 $ in m ill io ns See slide 23 for a reconciliation of Adjusted Operating Income to Operating Income. Revenues from Other Services were $11.4 million higher in the Current Quarter primarily due to higher seasonal utilization and higher fuel revenues.

12 (1) Corporate includes unallocated overhead costs that are not directly associated with the reportable/operating segments. (2) The outlook projections provided for 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. UPDATED Revenues (in USD, millions) 2026E(2) Offshore Energy Services $1,010 - $1,050 Government Services $475 - $495 Other Services $155 - $175 Total Revenues $1,640 - $1,720 Adjusted Operating Income: Offshore Energy Services $235 - $245 Government Services $55 - $65 Other Services $25 - $30 Corporate(1) ($35 - $30) Total Segment Adjusted Operating Income $280 - $310 Adjusted EBITDA $295 - $325 Cash interest ~$45 Cash taxes $25 - $30 Maintenance capital expenditures $25 - $30 Affirms Adjusted EBITDA Outlook Range and Updates Segment Outlook

13 Strong Balance Sheet and Liquidity Position Actual (USD, $mm, as of June 30,2026) Amount Rate Maturity Cash $314 ABL Facility ($70mm)(2) — SOFR+175 bps Jan-31 Senior Secured Notes 500 6.750% Feb-33 UKSAR Debt 157 SONIA+275 bps Mar-36 IRCG Debt 108 EURIBOR+195 bps Jun-31 Total Debt(3) $765 Less: Unrestricted Cash $(312) Net Debt $453 (1) Balances reflected as of (2) As of , the ABL facility had $9.9 million in letters of credit drawn against it and availability of $59.3 million. (3) Reflects principal balance of total debt. June 30, 2026. June 30, 2026 Unfunded capital commitments of $58.8 million, consisting primarily of aircraft purchases (1) Financial flexibility to pursue potential opportunities $312.3 million of unrestricted cash and total liquidity of $371.6 million(1) (2) No material near-term debt maturities. Additionally, amortizing equipment financings include flexible pre-payment terms

Bristow Completes the Acquisition of Berry Aviation

A Provider of Mission-Critical Aviation Services with a 40+ Year Legacy

BERRY AVIATION, INC

Leading provider of end-to-end aviation solutions, including special mission aviation services, MRO/CRO[1] and next-generation UAS[2] for the Department of War ("DoW") and large defense contractors

- Specialized aircraft certifications and ability to operate in traditionally unnavigable or GPS-denied environments
- 40+ year legacy of flight operations experience and long-standing relationships with key DoW customers (such as U.S. Army, USAF, SOCOM and TRANSCOM[3]) and large defense contractors
- Well-positioned for growth with strategic expansion of special missions aviation services, MRO/CRO capacity and capabilities, and demonstrated ability to rapidly design, develop and produce next-generation UAS, such as Berry Aviation's proprietary Iron Weasel platform

Berry Aviation Snapshot

Headquarters **San Marcos, Texas**	Aircraft **22**
2025A Revenue **+$100 million**	Employees **~300**
2025A EBITDA **~$12 million**	2026E EBITDA **~$18 million**

Key Certifications and Qualifications[4]

Part 135 FAA Certified Operator	**Part 145** FAA Certified Operator
Part 145 EASA Certified Repair Station	**CARB** DoW Approved Air Certified
CAMTS Medical Transport Accreditation	**AS9100D** Standard Certification

(1) Maintenance, Repair and Overhaul ("MRO") and Component Repair and Overhaul ("CRO");
(2) Unmanned Aerial Systems ("UAS");
(3) United States Air Force (USAF), United States Special Operations Command (SOCOM), and United States Transportation Command (TRANSCOM);
(4) Commercial Airlift Review Board (CARB) certification and Commission on Accreditation of Medical Transport Systems (CAMTS).

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Berry Aviation Offers Highly Differentiated and Mission-Critical Aviation Services

BERRY AVIATION, INC



Enhanced Mobility
Each airframe is equipped for STOL[(1)] operations on unpaved and unimproved airfields in remote regions



Passenger and Cargo Transport
Aircraft capable of carrying a combination of passengers and cargo with multiple configurations



Aerial Delivery
In-flight air-operable doors capable of conducting resupply bundle drops



ISR Integrations and Modifications
OCONUS[(3)] manned airborne ISR[(4)] operations and training and exercise support in continental U.S.



Special Mission Operations
Operating in GPS denied airspace with long range capabilities



MRO / CRO
Certified Part 145 Repair Station with C-Check, ISR modification, avionics, and airframe repair capabilities



CASEVAC / MEDEVAC
Robust critical-care program staffed by medical professionals with SOF[(2)] experience



Unmanned Aerial Systems
Platform development, including ground-up design, component level testing, and reverse engineering

(1) Short take-off and landing ("STOL");
(2) Special operations forces ("SOF");
(3) Outside Continental United States ("OCONUS");
(4) Intelligence, Surveillance and Reconnaissance ("ISR").

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16 Overview of Berry Aviation’s Government Contracts Structures • 5-Year Contracts (1 base year + 3 to 7 option years) • Right to use an aircraft type and defined scope of service • Multi-year contracts ranging between 5 - 7 years • Purchase order with defined delivery date • Firm contract period of 1 - 2 years • Purchase order with defined delivery date or one-year R&D contract with options to extend • Availability: Recurring Monthly Standing Charge (MSC) for ensuring availability for tasking • Usage: Fixed Hourly Rate (FHR) for every hour the aircraft is flown • Reimbursable Costs: Select costs, such as fuel, are typically reimbursable • Firm Fixed Price: Performing heavy maintenance and component repair services • Time & Materials: Performance over and above scoped maintenance tasks • Firm Fixed Price: For both purchase orders and R&D • Aerial Delivery • ISR & Special Mission Support • MEDEVAC & CASEVAC • Passenger & Cargo Transport • Training & Maintenance • Unscheduled Maintenance • Scheduled Maintenance • Aircraft Modernization & Integration • Component Repair & Overhaul • Research & Development • Systems Integration & Modification • Prototyping & Testing • Low-rate Production Typical Contract Type & Duration Revenues Structure Scope of Work Special Mission Aviation Services MRO / CRO UAS

17 Pro Forma For Berry Aviation Acquisition (1) Reflects the combined fleet as of June 30, 2026. Fleet count does not include any Berry Aviation designed UAS platforms. Pro Forma Bristow Fleet by Segment(1) 59 62 12 1331 31 103 20 17 81 5 21 26 Government Services Offshore Energy Services Other Services Heavy Medium Light-Twin Fixed-Wing/UAS Single Engine Pro Forma Number of Aircraft in Fleet by Type(1) Type Bristow Aircraft Berry Aviation Aircraft Pro Forma Combined Fleet Heavy Helicopters S92 60 — 60 AW189 30 — 30 90 — 90 Medium Helicopters AW139 56 — 56 S76 D/C++ 12 — 12 H160 4 — 4 72 — 72 Light—Twin Engine Helicopters AW109 3 — 3 H135 12 — 12 15 — 15 Light—Single Engine Helicopters AS350 12 — 12 AW119 13 — 13 25 — 25 Total Helicopters 202 — 202 Fixed Wing Turboprop 5 22 27 Fixed Wing Jets 8 — 8 Unmanned Aerial Systems (“UAS”) 3 — 3 Total Fixed wing/UAS 16 22 38 Total Fleet 218 22 240

18 Capital Allocation Framework A Disciplined and Focused Approach Priority Philosophy Strategic Objectives Status Balance Sheet • Protect and maintain strong balance sheet and liquidity position • Structure leases and debt to facilitate financial flexibility • Refinance 6.875% Senior Secured Notes and ABL • Provide financial flexibility while maintaining downside protection • Completed refinancing of Senior Secured Notes and ABL at lower rates and extended maturities Growth • Pursue high impact, high return organic growth opportunities • Assess other growth opportunities: ─ Value-added M&A ─ Advanced Air Mobility (AAM) • Complete transitions of new Government Services contracts • Upgrade fleet with new OES-configured AW189 helicopters to meet customer demand and boost profitability • Completed the acquisition of Berry Aviation Shareholder Capital Returns • Return capital to shareholders via opportunistic share buybacks and quarterly dividends • Pay a quarterly dividend beginning in Q1 2026, with an initial dividend payment of $0.125 per share ($0.50 per share annualized) • Opportunistically buy back shares using $125 million share repurchase program • Declared and paid 1st & 2nd quarter dividends. Declared 3rd quarter dividend • $121.0 million remains available under the repurchase program As of June 30, 2026. • Ongoing investment for new OES AW189 helicopters

19 Appendix 1 Fleet Overview 2 3 Adjusted EBITDA 4 Revenues and Flight Hours by Segment 5 Adjusted Operating Income by Segment Adjusted Free Cash Flow

Fleet Overview

	NUMBER OF AIRCRAFT			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)(2)
Heavy Helicopters:				
S92	32	28	60	16
AW189	25	5	30	8
	57	33	90	
Medium Helicopters:				
AW139	47	9	56	14
S76 D/C++	12	—	12	14
H160	—	4	4	—
	59	13	72	
Light—Twin Engine Helicopters:				
AW109	3	—	3	19
H135	12	—	12	10
	15	—	15	
Light—Single Engine Helicopters:				
AS350	12	—	12	27
AW119	13	—	13	20
	25	—	25	
Total Helicopters	**156**	**46**	**202**	14
Fixed wing	8	5	13	
Unmanned Aerial Systems ("UAS")	3	—	3	
Total Fleet	**167**	**51**	**218**	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction(1)(3)	4	—	—	4
Options(4)(5)	9	—	6	15

(1) As of June 30, 2026. Does not include certain aircraft shown in the "under construction" line in the fleet table. Upon completion of additional configuration, the newly delivered aircraft will appear in the fleet table above when placed into service.
(2) Reflects the average age of helicopters that are owned by the Company.
(3) Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes four AW189 heavy helicopters (of which one was delivered and is undergoing additional configuration).
(4) Options include nine AW189 heavy helicopters and six H135 light-twin helicopters.
(5) Excludes leased aircraft in the Company's possession but not yet placed in service and any orders or options for electric vertical takeoff and landing and short takeoff and landing aircraft, collectively known as Advanced Air Mobility ("AAM") aircraft, that may have deposits but are pending regulatory certification.

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Adjusted EBITDA Reconciliation

($000s)	Three Months Ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	LTM
Net income	$ 21,180	$ 13,065	$ 18,676	$ 51,591	$ 104,512
Depreciation and amortization expense	28,889	24,386	18,377	17,739	89,391
Interest expense, net	12,228	13,816	10,432	9,962	46,438
Income tax expense (benefit)	108	3,510	3,026	(11,843)	(5,199)
EBITDA	$ 62,405	$ 54,777	$ 50,511	$ 67,449	$ 235,142
(Gains) losses on disposal of assets	(138)	(7,639)	2,111	(8,245)	(13,911)
Loss on extinguishment of debt	—	2,849	—	—	2,849
Foreign exchange losses	7,673	4,554	3,051	2,946	18,224
Special items [1]	9,868	4,734	4,455	4,947	24,004
Adjusted EBITDA	$ 79,808	$ 59,275	$ 60,128	$ 67,097	$ 266,308

[1] Special items include the following:	Three Months Ended June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	LTM
PBH amortization	$ 3,567	$ 1,431	$ 2,232	$ 2,172	$ 9,402
Gain on insurance claim	(714)	—	(4,970)	—	(5,684)
IT system transition costs	229	—	—	—	229
Other special items[2]	6,786	3,303	7,193	2,775	20,057
	$ 9,868	$ 4,734	$ 4,455	$ 4,947	$ 24,004

(2) Other special items include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs.

Bristow

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22 Revenues and Flight Hours by Segment Three Months Ended June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 LTM Revenues ($000s) Offshore Energy Services: Europe $ 104,566 $ 98,651 $ 101,412 $ 101,026 $ 405,655 Americas 106,619 105,399 99,757 100,945 412,720 Africa 50,433 50,283 46,285 48,460 195,461 Total Offshore Energy Services 261,618 254,333 247,454 250,431 1,013,836 Government Services 112,234 107,870 100,097 100,898 421,099 Other Services 37,903 26,502 29,713 34,960 129,078 $ 411,755 $ 388,705 $ 377,264 $ 386,289 $ 1,564,013 Three Months Ended June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Flight hours by segment Offshore Energy Services: Europe 7,658 8,217 8,543 8,471 Americas 10,112 10,470 10,506 11,104 Africa 5,288 5,545 5,185 4,415 Total Offshore Energy Services 23,058 24,232 24,234 23,990 Government Services 4,620 4,051 4,186 5,016 Other Services 3,697 3,337 3,622 3,942 31,375 31,620 32,042 32,948

23 Adjusted Operating Income Reconciliation Three Months Ended June 30, 2026 March 31, 2026 Offshore Energy Services: Operating income $ 46,053 $ 35,720 Depreciation and amortization expense 17,098 13,131 PBH amortization 3,386 1,305 Offshore Energy Services Adjusted Operating Income $ 66,537 $ 50,156 Government Services: Operating income (loss) $ (2,145) $ 943 Depreciation and amortization expense 9,190 8,477 PBH amortization 164 90 Government Services Adjusted Operating Income $ 7,209 $ 9,510 Other Services: Operating income (loss) $ 2,929 $ (1,345) Depreciation and amortization expense 2,345 2,398 PBH amortization 17 36 Other Services Adjusted Operating Income $ 5,291 $ 1,089 Total Segments Adjusted Operating Income $ 79,037 $ 60,755 Corporate: Operating loss $ (7,261) $ (643) Depreciation and amortization expense 256 380 Losses (gains) on disposal of assets (138) (7,639) Corporate Adjusted Operating Loss $ (7,143) $ (7,902) Consolidated Adjusted Operating Income $ 71,894 $ 52,853

24 Adjusted Free Cash Flow Reconciliation (1) Special items include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs. Three Months Ended ($000s) June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 LTM Net cash provided by (used in) operating activities $ 41,076 $ (8,250) $ 76,913 $ 23,057 $ 132,796 Less: Maintenance capital expenditures (6,791) (4,359) (6,044) (2,800) (19,994) Free Cash Flow $ 34,285 $ (12,609) $ 70,869 $ 20,257 $ 112,802 Plus: Other special items(1) 1,522 843 883 1,108 4,356 Adjusted Free Cash Flow $ 35,807 $ (11,766) $ 71,752 $ 21,365 $ 117,158